REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 24, 1997, by and among Apple Orthodontix, Inc., a Delaware corporation ("Apple"), and TriCap Partners, L.L.C. (the "Stockholder" and, collectively with any assignee, the "Stockholders").

      WHEREAS, Apple desires to provide the Stockholders with an opportunity to achieve liquidity in their respective investments in Apple by granting the Holders the right to participate in certain future public offerings of class A common stock, par value $.001 per share, of Apple ("Common Stock");

      WHEREAS, the Stockholder is this date accepting from the Company a warrant (the "Warrant") entitling the Stockholder to purchase certain shares of Common Stock; and

      WHEREAS, as a condition to its acceptance of the Warrant, the Stockholder is requiring the Company to enter into this Agreement relating to the registration of shares of Common Stock which may be issued upon exercise of the Warrant;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1 . DEFINITIONS. The following capitalized terms shall have the meanings assigned to them in this SECTION 1 or in the parts of this Agreement referred to below:

      CODE: the Internal Revenue Code of 1986, as amended, and any successor thereto.

      COMMISSION: the Securities and Exchange Commission, and any successor thereto.

      DEMAND REGISTRATION: as defined in SECTION 3.


      EFFECTIVE TIME: as defined in SECTION 3.


      EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

      EXEMPT OFFERING: as defined in SECTION 2.
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      REGISTRABLE COMMON: shares of Common Stock issuable to the Stockholder pursuant to the Warrant, and any additional shares of Common Stock issued or distributed in respect of any other shares of Registrable Common by way of a stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, shares of Registrable Common will cease to be Registrable Common when and to the extent that (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold pursuant to Rule 144 or (iii) such shares have been otherwise transferred to a person or entity, other than pursuant to SECTION 11 hereof.

      REGISTRATION NOTICE: as defined in SECTION 2.

      RULE 144: Securities Act Rule 144 (or any similar or successor provision under the Securities Act).

      SECURITIES ACT: the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

      SELLING STOCKHOLDER: as defined in SECTION 12.

2. PIGGYBACK REGISTRATION RIGHTS. At any time before November 14, 2001, whenever Apple proposes to register any Common Stock for its own account, or for the account of any other person holding registration rights, under the Securities Act for a public offering for cash, other than a registration relating to the offering or issuance of shares in connection with (i) employee compensation or benefit plans or (ii) one or more acquisition transactions under a Registration Statement on either Form S-1 or Form S-4 under the Securities Act (or a successor to either Form S-1 or Form S-4) (any such offering or issuance being an "Exempt Offering"), Apple will give each Stockholder written notice of its intent to do so (a "Registration Notice") at least 20 days prior to the filing of the related registration statement with the Commission. Such notice shall specify the approximate date on which Apple proposes to file such registration statement and shall contain a statement that the Stockholders are entitled to participate in such offering and shall set forth the number of shares of Registrable Common (as hereinafter defined) that represents the best estimate of the lead managing underwriter (or if not known or applicable, Apple) that will be available for sale by the holders of Registrable Common in the proposed offering. If Apple shall have delivered a Registration Notice, each Stockholder shall be entitled to participate on the same terms and conditions as Apple in the public offering to which such Registration Notice relates and to offer and sell shares of Registrable Common therein only to the extent provided in this
SECTION 2. Each Stockholder desiring to participate in such offering shall notify Apple no later than ten days following receipt of the Registration Notice of the aggregate number of shares of Registrable Common that such Stockholder then desires to sell in the offering. Each Stockholder desiring to participate in such public offering may include shares of Registrable Common in the registration statement relating to the offering to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by

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Apple to be included therein. If the lead managing underwriter selected by Apple for a public offering (or, if the offering is not underwritten, a financial advisor to Apple) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering, there shall be included in the offering only that number of shares of Registrable Common, if any, that such lead managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering, PROVIDED that if the lead managing underwriter or financial advisor, as the case may be, determines that marketing factors require a limitation on the number of shares of Common Stock to be offered and sold as aforesaid and so notifies Apple in writing, the number of shares of Common Stock to be offered and sold by holders desiring to participate in the offering, shall be allocated among such holders on a pro rata basis based on their holdings of Common Stock. Apple shall have the right at any time to reduce the number of shares requested by any Stockholder to be included in such registration to the extent that Apple reasonably concludes that inclusion of such shares is likely to jeopardize the non-recognition status under the Code of any acquisition transaction consummated pursuant to any of the acquisition agreements entered into by Apple and one of its founding orthodontic practices; PROVIDED that any determination to exclude shares from any such registration pursuant to this provision shall be based on advice of tax counsel to Apple or its independent accountants.

3. DEMAND REGISTRATION RIGHTS. At any time before May 31, 2002, the holders of at least 33% of the shares of Registrable Common then outstanding may request (the Stockholders making such request are herein referred to as the "Requesting Holders") in writing that Apple file a registration statement under the Securities Act covering the registration of all or a part of the shares of Registrable Common then held by such Stockholders (a "Demand Registration"). Within ten days of the receipt of such request, Apple shall give written notice of such request to all other Stockholders and shall use its best efforts to effect as soon as practicable the registration under the Securities Act in accordance with SECTION 4 hereof (including without limitation, the execution of an undertaking to file post-effective amendments) of all shares of Registrable Common which the Stockholders request be registered within 30 days after the mailing of such notice; PROVIDED, HOWEVER, that (i) Apple shall not be obligated to cause a registration statement respecting a Demand Registration to be filed until the date that is one month before the expiration of any lock-up period set forth in an underwriting agreement to which Apple is a party, and (ii) Apple shall be obligated to effect only one Demand Registration pursuant to this
SECTION 3. In connection with a Demand Registration, the holders of a majority of shares of Registrable Common included in such Demand Registration, in their sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such offering, (b) to select, subject to the approval of Apple (which approval shall not be unreasonably withheld), a managing underwriter or underwriters to administer such offering, (c) to enter into an underwriting agreement for such offering and (d) to take such actions as may be necessary to close the sale of Registrable Common contemplated by such offering, including, without limitation, waiving any conditions to closing such sale that may not have been fulfilled. In the event such holders exercise their discretion under this paragraph to terminate a proposed Demand Registration, the terminated Demand Registration shall not constitute the Demand Registration under this
SECTION 3, if the determination to terminate such Demand Registration (i) follows the exercise by Apple of any

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of its rights provided by the last two paragraphs of this SECTION 3 or (ii)
results from a material adverse change in the condition (financial or other), results of operations or business of the Company. Notwithstanding the foregoing, a registration will not count as the Demand Registration under this SECTION 3 until such registration has become effective and unless the Requesting Holders are able to register and sell at least 50% of the shares of Registrable Common requested by them to be included in such registration.

      Notwithstanding the preceding paragraph, if at the time of any request by the Requesting Holders for a Demand Registration, Apple has fixed plans to file within 90 days after such request for the sale of any of its securities in a public offering under the Securities Act (other than an Exempt Offering), no Demand Registration shall be initiated under this SECTION 3 until 20 days after the effective date of such registration unless Apple is no longer proceeding diligently to effect such registration; PROVIDED that Apple shall provide the holders of Registrable Common the right to participate in such public offering pursuant to, and subject to, SECTION 2 hereof.

4. REGISTRATION PROCEDURES. In connection with registrations under SECTIONS 2 AND 3 hereof, and subject to the terms and conditions contained therein, Apple shall (a) use its best efforts to prepare and file with the Commission as soon as reasonably practicable, a registration statement with respect to the Registrable Common and use its best efforts to cause such registration to promptly become and remain effective for a period, in the case of a registration pursuant to SECTION 2, of at least 120 days, or, in the case of a registration pursuant to SECTION 3 and subject to SECTION 6 hereof, until all the shares Registrable Common requested to be registered thereby have been sold thereunder (or, in each such case, such shorter period during which holders shall have sold all Registrable Common which they requested to be registered); PROVIDED, HOWEVER, that such 120-day period shall be extended for a period equal to the period that a Stockholder agrees to refrain from selling any securities included in such registration in accordance with SECTION 8 hereof; (b) prepare and file with the Commission such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to appropriately reflect the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (c) provide to any Stockholder requesting to include shares of Registrable Common in such registration statement and a single counsel for all holders of Registrable Common requesting to include shares of Registrable Common in such registration statement, which counsel shall be selected by the holders of a majority of shares of Registrable Common requested to be included in such registration statement and shall be reasonably satisfactory to Apple, an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective; (d) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as the holders shall reasonably request for the distribution of the Registrable Common; (e) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act; (f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as a Stockholder from time to time may reasonably request; (g) provide to any Stockholder requesting to include Registrable Common in such registration statement and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by such Stockholder or managing underwriter, reasonable access to appropriate officers and directors of Apple to ask questions and to obtain information reasonably requested by any such Stockholder, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto; PROVIDED, HOWEVER, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Apple of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (A) such records, information or documents are in the public domain or otherwise publicly available or (B) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) notify each Stockholder and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when Apple is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the Commission for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose,
(v) of any determination by Apple that any event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by Apple; (i) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use its best efforts to obtain its withdrawal; (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; (k) use reasonable diligence to cause all shares of Registrable Common included in such registration statement to be listed on any securities exchange (including, for this purpose, the Nasdaq National Market) on which the Common Stock is then listed at the initiation of Apple; (l) use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of Apple) in customary form and covering such matters of the type customarily covered by opinions as the underwriters, if any, may reasonably request; (m) provide a transfer agent and registrar for all such Registrable Common not later than the effective date of such registration statement; (n) enter into such customary agreements (including an underwriting agreement in customary form) as the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of such shares of Registrable Common; and (o) use reasonable diligence to obtain a "comfort letter" from Apple's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters, if any, may reasonably request. As used in this SECTION 4 and elsewhere herein, the term "underwriters" does not include any Stockholder.

5. UNDERWRITING AGREEMENT. In connection with each registration pursuant to SECTIONS 2 AND 3 covering an underwritten registered public offering, Apple and each participating Stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of Apple's size and investment stature, including provisions for indemnification by Apple and each Selling Stockholder as more fully described in SECTION 12 hereof.

6. AVAILABILITY OF RULE 144. Notwithstanding anything contained herein to the contrary, (including SECTIONS 2 AND 3 hereof), Apple shall not be obligated to register shares of Registrable Common held by any Stockholder when the resale provisions of Rule 144(k) are available to such Stockholder or such Stockholder is otherwise entitled to sell the shares of Registrable Common held by him or her in a brokerage transaction without registration under the Securities Act and without limitation as to volume or manner of sale or both.

7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the shares of Registrable Common held by the Stockholders to the public without registration, Apple agrees to:

      (a) make and keep public information available (as those terms are understood and defined in Rule 144) at all times from and after 90 days following the effective date of the registration statement;

      (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of Apple under the Securities Act and the Exchange Act at any time that it is subject to such reporting requirements; and

      (c) so long as a Stockholder owns any shares of Registrable Common, furnish to the Stockholder forthwith upon request a written statement by Apple as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of Apple, and such other reports and documents filed in accordance with such reporting requirements as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such securities without registration; and

      (d) if required by the transfer agent and registrar for the Common Stock, use reasonable diligence to obtain an opinion from legal counsel (which may include the General Counsel of Apple) addressed to such transfer agent and registrar, with respect to any sale of shares of Registerable Common pursuant to Rule 144 (or, at the option of Apple, pay the reasonable fees and expenses of legal counsel retained by a Stockholder to provide such an opinion).

8. MARKET STANDOFF.

      (a) In consideration of the granting to Stockholders of the registration rights pursuant to this Agreement, each Stockholder agrees that, for so long as such Stockholder holds shares of Registrable Common, except as permitted by SECTIONS 2 AND 3 hereof, such Stockholder will not sell, transfer or otherwise dispose of, including without limitation through put or short sale arrangements, shares of Common Stock in the ten days prior to the effectiveness of any registration (other than relating to an Exempt Offering) of Common Stock for sale to the public and for up to 90 days following the effectiveness of such registration.

      (b) Except for Exempt Offerings or in connection with the acquisition by Apple of another company or business, Apple shall not offer to sell or sell any shares of capital stock of Apple during the 90-day period immediately following the commencement of an underwritten public offering of shares of Registrable Common pursuant to a Demand Registration.

9. REGISTRATION EXPENSES. All expenses incurred in connection with any registration, qualification and compliance under this Agreement (including, without limitation, all registration, filing, qualification, legal, printing and accounting fees, and underwriting commissions and discounts applicable to shares of Registrable Common included in the registrations under this Agreement) shall be borne by Apple. Subject to the foregoing, all expenses incident to Apple's performance of or compliance with this Agreement, including, without limitation, all filing fees, fees and expenses of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Common), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Apple's officers and employees performing legal or accounting duties), the fees and expenses applicable to shares of Registrable Common included in connection with the listing of the securities to be registered on each securities exchange (including, for this purpose, the Nasdaq National Market) on which similar securities issued by Apple are then listed at the initiation of Apple, registrar and transfer agents' fees and fees and disbursements of counsel for Apple and its independent certified public accountants, securities act liability insurance of Apple and its officers and directors (if Apple elects to obtain such insurance), the fees and expenses of any special experts retained by Apple in connection with such registration and fees and expenses of other persons retained by Apple and incurred in connection with each registration hereunder (but not including, without limitation, any fees and expenses of counsel and any other special experts retained by the holders of Registrable Common in connection with a registration required hereunder, and transfer taxes, if any), will be borne by Apple.

10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Common may participate in any underwritten registration hereunder unless such holder
(a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11. TRANSFER OF REGISTRATION RIGHTS; ADDITIONAL GRANTS OF REGISTRATION RIGHTS. The registration rights provided to the holders of Registrable Common under SECTIONS 2 AND 3 hereof may not be transferred to any other person or entity, except to any person who the Stockholder may transfer the Warrant pursuant to the terms thereof or pursuant to the laws of descent and distribution; PROVIDED that such transferees are bound by and subject to the terms and conditions contained herein. Nothing herein shall limit the ability of Apple to grant to any person or entity any registration or similar rights in the future with respect to Common Stock or other securities of Apple (whether pursuant to the foregoing provision or otherwise).

12. INDEMNIFICATION AND CONTRIBUTION.

            (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, Apple agrees to indemnify and hold harmless each Stockholder who sells shares of Registrable Common in a registered offering pursuant to either SECTION 2 OR
SECTION 3 hereof (a "Selling Stockholder"), each person, if any, who controls such Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, employees or members of the Stockholder, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common or in any amendment or supplement thereto or in any related preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Apple by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use therein. In connection with an underwritten offering of shares of Registrable Common, Apple will indemnify any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of the Selling Stockholders provided in this SECTION 12(A). Notwithstanding the foregoing, Apple's indemnification obligations with

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respect to any preliminary prospectus shall not inure to the benefit of any
Selling Stockholder or underwriter with respect to any loss, claim, damage, liability (or actions in respect thereof) or expense arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in such preliminary prospectus, in any case where (i) a copy of the prospectus used to confirm sales of shares of Registrable Common was not sent or given to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale to such person and (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in such prospectus.

            (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by a Selling Stockholder of notice of any claim or the commencement of any action or proceeding brought or asserted against such Selling Stockholder in respect of which indemnity may be sought from Apple, such Selling Stockholder shall notify Apple in writing of the claim or the commencement of that action or proceeding; PROVIDED, HOWEVER, that the failure to so notify Apple shall not relieve Apple from any liability that it may have to the Selling Stockholder otherwise than pursuant to the indemnification provisions of this Agreement. If any such claim or action or proceeding shall be brought against a Selling Stockholder and such Selling Stockholder shall have duly notified Apple thereof, Apple shall have the right to assume the defense thereof, including the employment of counsel. Such Selling Stockholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Stockholder unless (i) Apple has agreed to pay such fees and expenses or
(ii) the named parties to any such action or proceeding include both such Selling Stockholder and Apple, and such Selling Stockholder shall have been advised by counsel that there may be one or more legal defenses available to such Selling Stockholder which are different from or additional to those available to Apple, in which case, if such Selling Stockholder notifies Apple in writing that it elects to employ separate counsel at the expense of Apple, Apple shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Stockholder; it being understood, however, that Apple shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Selling Stockholders. Apple shall not be liable for any settlement of any such action or proceeding effected without Apple's written consent.

            (c) INDEMNIFICATION BY HOLDERS OF REGISTRABLE COMMON. In connection with any registration in which a Selling Stockholder is participating, such Selling Stockholder will furnish to Apple in writing such information and affidavits as Apple reasonably requests for use in connection with any related registration statement or prospectus. To the extent permitted by law, each Selling Stockholder agrees to indemnify and hold harmless Apple, its directors and officers who sign the registration statement relating to shares of Registrable Common offered by such Selling Stockholder and each person, if any, who controls Apple within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Apple to such Selling Stockholder, but only with respect to

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
information concerning such Selling Stockholder furnished in writing by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use in any registration statement or prospectus relating to shares of Registrable Common offered by such Selling Stockholder, or any amendment or supplement thereto, or any related preliminary prospectus. In case any action or proceeding shall be brought against Apple or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Stockholder, such Selling Stockholder shall have the rights and duties given to Apple, and Apple or its directors or officers or such controlling persons shall have the rights and duties given to such Selling Stockholder, by the preceding paragraph. Each Selling Stockholder also agrees to indemnify and hold harmless any underwriters of the Registrable Common, their partners, officers and directors and each person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) on substantially the same basis as that of the indemnification of Apple provided in this SECTION 12(C). Notwithstanding anything to the contrary herein, in no event shall the amount paid or payable by any Selling Stockholder under this SECTION 12(C) exceed the amount of proceeds received by such Selling Stockholder from the offering of the Registrable Common.

            (d) CONTRIBUTION. If the indemnification provided for in this
SECTION 12 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnified party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. Apple and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this SECTION 12(D) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this SECTION 12(D). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this SECTION 12, the indemnifying parties shall indemnify each indemnified party to the full extent provided in SECTIONS 12(A) and (C) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 12(D)

13. MISCELLANEOUS.

      (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Apple has obtained the written consent of holders of at least 51% of the shares of Registrable Common then outstanding.

      (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopy, or registered or certified mail (return receipt requested), postage prepaid, or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice), PROVIDED that notices of a change of address shall be effective only upon receipt thereof. Notices sent by mail shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery by the courier. Notices shall be sent to the following addresses:

            (i) if to a Stockholder, at the most current address given by such Stockholder to Apple in a writing making specific reference to this Agreement;

            (ii)  if to Apple, at the following address:

                        Apple Orthodontix, Inc.
                        One West Loop South
                        Suite 100
                        Houston, Texas 77027
                        Attn:  H. Steven Walton
                        Telecopy:  (713) 964-6877

      with copies to:   Jackson & Walker, L.L.P.
                        1100 Louisiana, Suite 4200
                        Houston, Texas 77002
                        Attn:  Richard S. Roth, Esq.
                        Telecopy:  (713) 752-4221

      (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties.

      (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

      (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all the rights and privileges of the Stockholders shall be enforceable to the fullest extent permitted by law.

      (h) ENTIRE AGREEMENT; TERMINATION. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement, except the provisions of SECTION 12 (which shall survive until the expiration of the applicable statutes of limitations) and this
SECTION 13, shall terminate and be of no further force or effect on November 14, 2001.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    APPLE:

                                    APPLE ORTHODONTIX, INC.

                                    By:/s/ROBERT J. SYVERSON
                                          Robert J. Syverson
                                          President


                                    STOCKHOLDERS:

                                    TRICAP PARTNERS, L.L.C.

                                    By:/s/A. JOHN KREFT
                                          A. John Kreft
                                          Manager